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                                                                     Exhibit 8.1


                                                             Shearman & Sterling
                                                            599 Lexington Avenue
                                                            New York, N.Y. 10022


(212) 848-4000



                                November 3, 1998



VersaTel Telecom International N.V.
Paalbergweg 36
1105 BV Amsterdam - Zuidoost
The Netherlands

Ladies and Gentlemen:


     We have acted as special United States counsel to VersaTel Telecom International N.V., formerly known as VersaTel Telecom B.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act") of a registration statement on Form F-4 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, up to U.S. $225,000,000 aggregate principal amount of the Company's outstanding 13-1/4% Senior Notes due 2008 (the "Outstanding Notes") are exchangeable for up to a like principal amount of the Company's 13-1/4% Senior Notes due 2008 (the "Exchange Notes"; and the offer of the Company to exchange the Exchange Notes for the Outstanding Notes, the "Exchange Offer"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an indenture dated as of May 27, 1998 among the Company, United States Trust Company of New York, as trustee, registrar, playing agent and transfer agent.



     The discussion under the caption "U.S. Tax Considerations" in the Registration Statement is our opinion and, subject to the limitations stated therein, accurately describes the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of Exchange Notes in general and in the context of the Exchange Offer. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.


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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ SHEARMAN & STERLING